UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2015

WORLD POINT TERMINALS, LP
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36049	46-2598540
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri 63105
(Address of Principal Executive Offices)

(314) 889-9660
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02 Results of Operations and Financial Condition

On March 26, 2015, World Point Terminals, LP (NYSE: WPT) (the “Partnership”) issued a press release announcing its financial results for the year ended December 31, 2014. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information under Item 2.02 and in Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing with the Securities and Exchange Commission, except to the extent that such filing incorporates by reference any or all such information by express reference thereto.

Item 8.01 Other Events

On March 26, 2015, the Partnership included an announcement in its press release announcing its financial results for the year ended December 31, 2014, that the Board of Directors of its general partner, WPT GP, LLC, had approved a reassignment of officer positions among its senior managers. Kenneth E. Fenton has served as Chief Operating Officer of the general partner since formation. Effective immediately, Mr. Fenton will remain as Chief Operating Officer, but adds the title of President. Paul A. Novelly had served as both President and Chief Executive Officer of the general partner since formation. Mr. Novelly retains his position as Chief Executive Officer and will remain active in the management of the Partnership.

Item 9.01. Financial Statements and Exhibits

A copy of the press release is included as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD POINT TERMINALS, LP

By:	WPT GP, LLC
its general partner

By:	/s/ Steven G. Twele
Name:	Steven G. Twele
Title:	Vice President and Chief Financial Officer

Date: March 26, 2015